UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2012

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Amyris, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) for the following purposes:

•	To elect the three Class II directors nominated by the Company’s Board of Directors (the “Board”) to serve on the Board for a three-year term.

•

To approve a one-time stock option re-pricing program under which employees with eligible stock options (excluding the Company’s executive officers and members of the Board) would receive a one-time reduction in the exercise price for such options to $16.00 per share.

•	To re-approve the Company’s 2010 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code.

•	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

•	To act upon such other matters properly brought before the Annual Meeting or any postponement or adjournment thereof.

The following Class II directors were elected to the Board based on the following votes:

	For	Withhold	Broker Non-Vote
Ralph Alexander	42,364,279	768,600	4,657,963
John Melo	43,054,622	78,257	4,657,963
Patrick Pichette	43,082,786	50,093	4,657,963

The re-pricing program was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
38,815,798	4,312,971	4,110	4,657,963

The 2010 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
38,712,498	4,414,570	5,811	4,657,963

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
47,581,874	208,414	554	0

No further business was brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 25, 2012	By:	/s/ Gary Loeb
Gary Loeb SVP and General Counsel